UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

Cloud Peak Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34547	26-3088162
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave., Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 687-6000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 31, 2017, Cloud Peak Energy Resources LLC amended its receivables securitization program by entering into an Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Amendment”) with Cloud Peak Energy Receivables LLC, PNC Bank, National Association, as administrator and LC bank, and various conduit purchasers, LC participants, related committed purchasers and purchaser agents.  The Receivables Purchase Amendment, among other things, provided for an extension of the term of the Receivables Program until January 23, 2020, added the capability to issue letters of credit subject to compliance with the terms of the Receivables Purchase Amendment, and revised the total maximum combined capacity under the Receivables Program for both cash borrowing and the issuance of letters of credit to $70 million.

The foregoing description is only a summary and is qualified in its entirety by reference to the Receivables Purchase Amendment, which is filed with this report as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits.

10.1                        Amended and Restated Receivables Purchase Agreement, dated effective as of January 31, 2017, by and between Cloud Peak Energy Resources LLC, Cloud Peak Energy Receivables LLC, PNC Bank, National Association, as administrator and LC bank, and various conduit purchasers, related committed purchasers, LC participants and purchaser agents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

Date: February 1, 2017	By:	/s/ Bryan J. Pechersky
	Name:	Bryan J. Pechersky
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amended and Restated Receivables Purchase Agreement, dated effective as of January 31, 2017, by and between Cloud Peak Energy Resources LLC, Cloud Peak Energy Receivables LLC, PNC Bank, National Association, as administrator and LC bank, and various conduit purchasers, related committed purchasers, LC participants and purchaser agents